Exhibit 10.41

SECURITY AGREEMENT

This Security Agreement is entered into on September 3, 2009  between Propell Corporation,., a Delaware corporation, ('Debtor) , and Remington Partners, Inc., a California corporation, (“Secured Party"), as follows:

For value received, the Debtor grants to the Secured Party a security interest in the following described property, referred to in this Security Agreement as the Collateral:

All assets of the Debtor including but not limited to, all cash, equipment, inventory, machinery, accounts, together with the proceeds therefrom , intangibles, including licenses, tradenames and trademarks together with the goodwill attendant thereto , furniture, fixtures, plans and schematics, and leasehold interests, whether for personal or real property,  to secure:

(1) The Debtor's note of $500,000 dated September 3, 2009.

(2) Any and all future advances by the Secured Party to the Debtor, in whatever form;

(3) All expenditures by the Secured Party for taxes, insurance or other costs incurred by the Secured Party  in the collection and enforcement of the note and other indebtedness of the Debtor; and

(4) All liabilities of the Debtor to the  Secured Party now existing or incurred in the future, matured or unmatured, direct or contingent and any renewals, extensions and substitutions of those liabilities.

The Debtor agrees as follows:

       Title

I.     Except for the security interest granted by this agreement, the Debtor has, or on acquisition will have, full title to the Collateral free from any lien, security interest, encumbrance, or claim, and the Debtor, at the Debtors cost and expense, will defend any action that may affect the Secured Party's security interest in, or the Debtor’s title to, the collateral.

     Financing Statement

2.     At the Secured Party's request, the Debtor will join in executing and pay the filing fees required for all necessary financing statements in forms satisfactory to the Secured Party and will further execute all other instruments deemed necessary by the Secured Party.

       Sale, Lease, or Disposition of Collateral

3.    The Debtor will not Sell, contract to Sell, lease, further encumber, or dispose of the Collateral or any interest in it other than in the ordinary course of business without the written consent of the Secured Party which consent shall not be unreasonably withheld until this Security Agreement and all debts secured by it have been fully satisfied.

       Insurance

4.     Until final termination of this Security Agreement, the Debtor, at the Debtor’s own cost and expense, 'will insure the Collateral with companies acceptable to the Secured Party against the casualties and in the amounts that the Secured Party will reasonably require, with a loss payable clause in favor of the Debtor and Secured Party as their interests may appear. The Secured Party is authorized to collect Sums that may become due under any of the insurance policies and apply them to the obligations secured by this Security Agreement. Debtor must deliver a duplicate copy of each such policy must to the Secured Party.

       Protection of Collateral

5.    The Debtor will keep the Collateral in good order and repair ordinary wear and tear excepted and will not waste or destroy the Collateral or any part of it. The Debtor will not use the Collateral in violation of any statute or ordinance, and the Secured Party will have the right to examine and inspect the Collateral at any reasonable time.

       Taxes and Assessments

6.     The Debtor will pay promptly when due all taxes and assessments on the Collateral, or any part or the Collateral, or for its use and operation.

7.     Intentionally omitted

        Security Interest in Proceeds and Accessions

8.     The Debtor grants to the Secured Party a security interest in and to all proceeds, increases, substitutions, replacements, additions, and accessions to the Collateral and to any part of the Collateral. This provision shall not be construed to mean that the Debtor is authorized to sell, lease, or dispose of the Collateral without the prior written consent of the Secured Party.

         Decrease in Value of Collateral

9.       Intentionally omitted

         Reimbursement of Expenses

10.     At the option of the Secured Party, the Secured Party may discharge taxes, liens, interest, or perform or cause to be performed for and on behalf of the Debtor any actions and condition, obligations, or covenants that the Debtor has failed or refused to perform In addition, the Secured Party may pay for the repair, maintenance, and preservation of the Collateral. The Secured Party also may enter the premises where the Collateral or any part of it is located and cause to be performed as agent and on the account of the Debtor any acts that the Secured Party deems necessary for the proper repair or maintenance of the Collateral or any part of it. All sums expended by the Secured Party under this paragraph, including but not limited to, attorneys' fees, court costs, agent's fees, or commissions, or any other costs or expenses, will bear interest from the date of payment at the annual rate of ten percent, will be payable at the place designated in the Debtor's note, and will be secured by this Security Agreement.

          Payment

11.     The Debtor will pay the note(s) secured by this Security Agreement and any renewal or extension of it and any other indebtedness secured by this agreement in accordance with the terms and provisions of the indebtedness. The Debtor also will repay immediately all sums expended by the Secured Party in accordance with the terms and provisions of this Security Agreement. On full payment by the Debtor of all indebtedness secured by this agreement in accordance with this Security Agreement, this Security agreement will expire, and the Secured Party’s security interest in the Collateral, as set forth in this Security Agreement, will terminate.

         Change of Residence or Place of Business

12.     The Debtor will promptly notify the Secured Party of any change of the Debtor's residence, chief place of business, or place where records concerning the collateral are kept.

          Attorney-in-Fact

13.     The Debtor appoints the Secured Party as the Debtors attorney-in-fact to do any act that the Debtor is obligated by this Security Agreement to do, to exercise all rights of the Debtor in the Collateral, to make collections,   to execute all papers and instruments, and to do all other things necessary to  preserve and protect the Collateral, to make collections, and to perfect and protect the Secured Party’s security interest in the Collateral

          Time of Performance and Waiver

14.     In performing any act under this Security Agreement and the note secured by it, time is of the essence. The Secured Party’s  acceptance of partial or delinquent payments, or the failure of the Secured Party to exercise any right or remedy, will not constitute a waiver of any obligation of the Debtor or right of the Secured Party and will not constitute a Waiver of any other similar default that occurs later.

           Default

15.     The Debtor will be in default under this Security Agreement on the occurrence of any of the following events or conditions;

          (a) Default in the payment or performance of any note, obligation, covenant, or liability secured by this Security Agreement;

          (b) Any warranty, representation, or statement made or furnished to the Secured Party by or on behalf of the Debtor proves to have been false in any material respect when made or furnished;

           (c) Any event that results in the acceleration of the maturity of the indebtedness of the Debtor to others under any material indenture, agreement, or undertaking;

          (d) Loss, theft, substantial damage, destruction, sale, or encumbrance to or of any of the Collateral, or the making of any levy, seizure, or attachment of or on the Collateral;

          (e) Dissolution, termination of existence, insolvency, business failure, appointment of a receiver for any part of the Collateral, assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency law by or against the Debtor or any guarantor or surety for the Debtor.

          Remedies

16.     On the occurrence of any event of default and at any later time, the Secured Party may declare all obligations secured due and payable immediately and may proceed to enforce payment and exercise any and all of the rights and remedies provided by the California Commercial Code as well as other rights and remedies either at law or in equity possessed by the Secured Party.

     The Secured Party may require the Debtor to assemble the Collateral and make it available to the Secured Party at any place to be designated by the Secured Party that is reasonably convenient to both parties. Unless the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market, the Secured Party will give the Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition of the Collateral is to be made The requirements of reasonable notice will be met if the notice is mailed, postage prepaid, to the address of the Debtor shown at the beginning of this Security Agreement at least 10 days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling, or the like will include the Secured Party's reasonable attorneys' fees and legal expenses.

         Governing Law and Venue

17.     This Security Agreement will he construed in accordance with the California Commercial Code and other applicable laws of the State of California. Any actions brought under this Agreement shall be brought in the courts Marin County, California.

          Waiver of Jury Trial

18.     GRANTOR AND HOLDER WAIVE ANY RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ARISING OUT OF TRANSACTIONS BETWEEN HOLDER AND GRANTOR.

GRANTOR’s Initials                                     HOLDER’s Initials

          Parties Bound

19.     This Security Agreement will be binding on and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, successors, and assigns as permitted by this Security Agreement.

          Attorneys' Fees

20.     If any litigation is begun between the parties to this Security Agreement concerning the Collateral, this Security Agreement, or the rights and duties of either party, the prevailing party will be entitled to a reasonable sum as reimbursement for that party's attorneys' fees and legal expenses.

          Validity and Construction

21.     If any one or more of the provisions contained in this Security Agreement is for any reason held to be invalid, illegal, or unenforceable, the invalidity, illegality, or unenforceable of that provision will not affect any other provision of this Security Agreement, and this Security Agreement will be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.

22.     Intentionally Omitted

          Commercial Code Deflnitlon Applicable

23.     All terms used in this Security Agreement that are defined in the California Commercial Code will have the same meaning in this Security Agreement as in the Code.

Dated: As Of September 3, 2009

Propell Corporation

By:

REMINGTON PARTNERS, INC.

By: